Exhibit 10.1

GENPACT LIMITED

2017 OMNIBUS INCENTIVE COMPENSATION PLAN

SHARE OPTION AGREEMENT

THIS SHARE OPTION AGREEMENT (the “Agreement”), dated as of ____________________ (the “Date of Grant”), is made by and between Genpact Limited, an exempted limited company organized under the laws of Bermuda (the “Company”), and ____________________ (“Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Genpact Limited 2017 Omnibus Incentive Compensation Plan, as amended (the “Plan”), pursuant to which options may be granted to purchase the common shares of the Company (the “Shares”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant to Participant an option to purchase that number of Shares provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Option.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants on the Date of Grant to Participant an option (the “Option”) to purchase _________ Shares (such shares, the “Option Shares”).  To the extent the Option is granted to a United States taxpayer, the Option shall be treated as a Nonqualified Share Option.

2.Option Subject to Plan; Requirement to Enter into Other Agreements.

(a)By entering into this Agreement, Participant agrees and acknowledges that Participant has received and read a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan and this Agreement.

(b)The Plan, as it may be amended from time to time, is hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.  In the event of a conflict between any term or provision contained herein and any terms or provisions of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

3.Terms and Conditions.

(a)Option Price.  The price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be U.S. _____ per Option Share.

(b)Expiration Date.  Subject to Section 3(d) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Standard Time on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).

(c)Exercisability of the Option.

(i)Vesting.  Subject to Participant’s continued employment or service with the Company or an Affiliate and except as may otherwise be provided herein, the Option shall become vested and exercisable as to fifty percent (50%) of the Option Shares on _____________________, and with respect to the remaining fifty percent (50%) of the Option Shares on ____________________.

(ii)Methods of Exercise.  The Option, to the extent that it is vested, may be exercised only in accordance with such procedures as the Company may establish for notifying the Company, either directly or through an on-line internet transaction with a brokerage firm authorized by the Company to effect such option exercises, of the exercise of this Option for one or more Option Shares and accompanied by payment therefor in accordance with Section 3(c)(iii) hereof.

(iii)Payment of Purchase Price.  The purchase price of the Option Shares and any Applicable Taxes shall be paid by Participant in full, (A) in cash (by check, wire transfer or other manner agreed by the Company), (B) by exchanging Shares owned by Participant (which are not the subject of any pledge or other security interest) (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company); provided, that, such Shares have been held by Participant for at least six (6) months prior to exercise or (C) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to such aggregate Exercise Price and an amount equal to any Applicable Taxes, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so withheld or tendered to the Company as of the date of such withholding or tender is at least equal to such aggregate Exercise Price and an amount equal to any such Applicable Taxes.  Notwithstanding the foregoing, in no event shall Participant be permitted to exercise an Option in the manner described in clauses (B) or (C) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate any applicable law or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(d)Effect of Termination of Employment on the Option.

(i)Death/Disability.  If Participant’s employment or services with the Company and its Affiliates terminates on account of Participant’s death or by the Company or any Affiliate due to Disability, the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by Participant through the earlier of (A) the expiration of the Option Period or (B) six months following the date of termination on account of death or Disability.

(ii)Termination Other than due to Death/Disability or for Cause.  If Participant’s employment or services with the Company and its Affiliates is terminated for any reason other than on account of Participant’s death or by the Company or any Affiliate due to Disability or for Cause, the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by Participant through the earlier of (A) the expiration of the Option Period or (B) ninety (90) days following such termination.

(iii)Termination for Cause.  If Participant’s employment or services with the Company and its Affiliates is terminated by the Company or any Affiliate for “Cause” (as defined below), both the unvested and the vested portions of the Option shall terminate on the date of such termination.  For purposes of this Agreement, “Cause” shall mean “Cause” as defined in any employment or consulting agreement between Participant and the Company or an Affiliate in effect at the time of such termination or, in the absence of such an employment or consulting agreement: (A) any conviction by a court of, or entry of a pleading of guilty or nolo contendere by Participant with respect to, a felony or any lesser crime involving moral turpitude or a material element of which is fraud or dishonesty; (B) Participant’s willful dishonesty of a substantial nature towards the Company and any of its Affiliates; (C) Participant’s use of alcohol or drugs which materially interferes with the performance of his duties to the Company and/or its Affiliates or which materially compromises the integrity and reputation of Participant or the Company and/or its Affiliates; or (E) Participant’s material, knowing and intentional failure to comply with material applicable laws with respect to the execution of the Company’s and its Affiliates’ business operations.

(iv)Determination of Termination of Employment.  For purposes of this Agreement, Participant’s date of termination of employment shall mean the date on which Participant ceases active employment, and shall not be extended by any notice period, whether mandated or implied under local law.  The

Company shall have the sole discretion to determine when Participant is no longer actively employed for purposes of this Agreement without reference to any other agreement, written or oral, including Participant’s contract of employment.

(e)Compliance with Legal Requirements.  The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in order to be in compliance with applicable laws, rules and regulations.

(f)Transferability.  The Option shall not be transferable by Participant other than by will or the laws of descent and distribution.

(g)Rights as Shareholder.  Participant shall not be deemed for any purpose to be the owner of any Shares subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to Participant the Option Shares and (iii) Participant’s name shall have been entered as a shareholder with respect to such Option Shares on the books of the Company.

(h)Required Withholding.  Without limiting Section 3(c)(iii), upon exercise of the Option, Participant must pay to the Company any such additional amount as the Company determines that it is required to withhold, collect or account for under applicable laws in respect of the exercise of Option Shares by Participant in accordance with Section 9(d) of the Plan; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 9(d) of the Plan.

(i)Consents.  Participant’s rights in respect of the Options are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, Participant’s consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(j)Legends.  The Company may affix to certificates for Shares issued pursuant to this Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which Participant may be subject under any applicable securities laws).  The Company may advise the transfer agent to place a stop order against any legended Shares.

4.Restrictive Covenants and Forfeiture.

(a)In consideration for the grant of the Option, Participant agrees to comply with the restrictive covenants set forth in Section 4(d) below (the “Restrictive Covenants”).

(b)Participant acknowledges and agrees that any breach by Participant of the Restrictive Covenants will result in irreparable injury to the Company or its Affiliates, as the case may be, for which money damages could not adequately compensate such entity.  Therefore, the Company or any of its Affiliates shall have the right (in addition to any other rights and remedies which it may have at law or in equity and in addition to the forfeiture requirements set forth in Section 4(c) below) to seek to enforce this Section 4 and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company or any of its Affiliates may have for a breach, or threatened breach, of the Restrictive Covenants.  Participant agrees that in any action in which the Company or any of its Affiliates seeks injunction, specific performance, or other equitable relief, Participant will not assert or contend that any of the provisions of this Section 4 are unreasonable or otherwise unenforceable.  Participant consents to the sole and exclusive jurisdiction and venue in the federal and state courts located in New York City and waives any objection to the laying of venue of any such proceeding in any such court.  Participant also irrevocably and unconditionally consents to the service of any process, pleadings, notices, or other papers.

(c)Participant acknowledges and agrees that in the event Participant breaches the Restrictive Covenants contained in this Section 4:

(i)The Company shall have the right to terminate both the unvested and the vested portions of the Option (and Participant shall thereupon cease to have the right to exercise the Option to the extent outstanding and receive any Option Shares thereunder), and

(ii)The Company may in its discretion cancel any Shares issued under the Option upon Participant’s exercise of the Option within twelve (12) months of Participant’s breach of the Restrictive Covenants contained in this Section 4; provided, that if Participant has disposed of any such Shares received hereunder, then the Company may require Participant to pay to the Company, in cash, the fair market value of such Shares as of the date of disposition.

(d)Based on the understanding that Participant will be given access to valuable clients and confidential and proprietary information, Participant agrees that while an employee of the Company (or an Affiliate) and for a period of one (1) year from cessation of employment, Participant will not directly or indirectly:

(i)enter, engage in, participate in, or assist, either as an individual on his or her own or as a partner, joint venturer, employee, agent, consultant, officer, trustee, director, owner, part-owner, shareholder, or in any other capacity, in the geographic region where Participant solicited or provided services for the Company (or an Affiliate), directly or indirectly, any other business organization listed as a “Restricted Company” on Exhibit A attached hereto as updated and in effect on the relevant determination date as described below (collectively, the “Restricted Companies”) in any activity that competes, directly or indirectly, with any Company activity, product or service that Participant engaged in, participated in, or had confidential information about during Participant’s last 12 months of employment with the Company.  Participant acknowledges and agrees that the list of Restricted Companies may change or be revised at the sole discretion of the Company based on its good faith current understanding of its competitors, that the current version of the list will be available on a Genpact intranet, Sharepoint or similar page (the link for which will be shared separately) and that the list that is posted on such page on the day that Participant’s employment terminates with the Company shall be the list of Restricted Companies in full force and effect when the Participant’s employment with the Company (or an Affiliate) terminates for any reason;

(ii)either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the actual or prospective clients, customers, accounts or business partners of the Company (or any Affiliate) with whom Participant had direct interaction with during Participant’s employment with the Company (or any Affiliate); and

(iii)on Participant’s own behalf or in the service or on behalf of others, solicit, recruit or attempt to persuade any person to terminate such person’s employment with the Company or an Affiliate, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or is at-will.

Recognizing that the limitations in this Agreement permit Participant to continue Participant’s chosen career in the same geographic area without any interruption while protecting the Company’s legitimate business interests in its client and employee relationships, Participant agrees that the above restrictions are reasonable including the short length of time, the limitation as to identified clients and employees, and the specific area of business in which competition is limited as to those clients.  Participant agrees that these limitations are reasonable given the highly competitive nature of the Company’s business and are required for the Company’s protection based upon numerous factors including the knowledge and information to which Participant will have access during Participant’s employment with the Company.  Participant’s agreement to observe the restrictions set forth in this agreement is material consideration for Participant’s employment with the Company as well as eligibility to receive grants in the Plan. Participant represents that his/her experience and capabilities are such that the restrictions contained in Section 4 above will not prevent Participant from obtaining employment or otherwise earning a living at the same general level of economic benefit as earned with the Company.  Participant further agrees that, should a court determine that any provision, term or condition set forth in this Section 4 is invalid, the court may alter or modify any such provision, term or condition in a manner so as to protect the Company’s legitimate business interests. For the avoidance of doubt, the Restrictive Covenants in this Section 4 are in addition to, and not in lieu of, and do not amend, modify, or supersede, any non-competition, non-solicitation, confidentiality, or similar restrictive covenants that run in favor of the Company or its Affiliates and by which Participant is bound.

Nothing in this Agreement shall preclude Participant from making passive investments of not more than one percent (1%) of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934, as amended.

5.Miscellaneous.

(a)Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Genpact Limited
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
Attn: Secretary

with a copy to:

Genpact LLC
1155 Avenue of the Americas
Fourth Floor
New York, NY 10036
Attn: Legal Department

if to Participant, at Participant’s last known address on file with the Company;

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(b)Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)No Rights to Employment.  Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates or Participant, which are hereby expressly reserved by each, to terminate Participant’s employment or service at any time for any reason whatsoever, subject to compliance with applicable law and the terms of any employment agreement.

(d)Beneficiary.  Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives Participant, the executor or administrator of Participant’s estate shall be deemed to be Participant’s beneficiary.

(e)Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(f)Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(g)Modifications.

(i)Subject to clause (ii) below, no change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(ii)If any payments of money, delivery of Shares, other securities or benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments, delivery of Shares, other securities or benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of Shares, other securities or benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to Participant, that does not cause such an accelerated or additional tax.

(h)Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.  Each of Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of them may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan.

(i)Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)Electronic Delivery.  The Company may deliver any documents related to the Option, the Plan or future options that may be granted under the Plan by electronic means.  Such means of electronic delivery include, but do not necessarily include, the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the documents via e-mail or such other means of electronic delivery specified by the Company.  Participant hereby acknowledges that Participant has read this provision and consents to the electronic delivery of the documents.  Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by contacting the Company in writing or by telephone.  Participant further acknowledges that Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, Participant understands that Participant must provide the Company with a paper copy of any documents if the attempted electronic delivery of such documents fails.

(k)Additional Terms for Non-U.S. Participants.  Notwithstanding anything to the contrary herein, Participants residing and/or working outside the United States shall be subject to the Additional Terms and Conditions for Non-U.S. Participants attached hereto as Addendum A and to any Country-Specific Terms and Conditions attached hereto as Addendum B.  If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which Participant is currently residing or working or if Participant relocates to one of the countries included in the Country-Specific Terms and Conditions after the grant of the Option, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Agreement and are incorporated herein by reference.

(l)Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the Option and on any Shares acquired under the Plan,

to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(m)Further Assurances.  Each of the Company and Participant shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental entity of any nation, state, city, locality or other political subdivision thereof, or any court or arbitrator (whether or not related to any governmental entity), or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(n)Participant Acceptance.  Participant must accept the terms and conditions of this Agreement electronically no later than ______________ by clicking the “Accept” (or similar wording) button on the award acceptance screen of your Plan account at www.ETRADE.com and following any other instructions you are prompted to follow in your Plan account.  If Participant does not accept the terms as instructed, this Agreement will automatically, without further action of the Company or the Committee, terminate and the award will be forfeited at midnight on ________________.  Acceptance of this Agreement constitutes Participant’s consent to any action taken under the Plan and this Agreement and Participant’s agreement to be bound by the terms and conditions of this Agreement including the Restrictive Covenants. In no event shall any Shares be issued (or other securities or property distributed) under this Agreement in the absence of timely acceptance.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

GENPACT LIMITED

Signature:

Title:

PARTICIPANT

Signature:

EXHIBIT A

Restricted Companies1:

Accenture

Cognizant

EXL

Infosys

TCS

WNS

[1]

This list will also be available on a Company intranet, Sharepoint or similar page for which the link will be shared separately.  The list of Restricted Companies may be updated at Genpact’s discretion from time to time. The list that is posted on such page on the day that Participant’s employment terminates with the Company shall be the list of Restricted Companies in full force and effect when the Participant’s employment with the Company (or an Affiliate) terminates for any reason.

ADDENDUM A TO THE SHARE OPTION AGREEMENT

TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

This Addendum includes additional terms and conditions that govern the Share Option granted to Participant if Participant works or resides outside the United States.

Capitalized terms used but not defined herein are defined in the Plan or the Agreement and have the meanings set forth therein.

1.No Acquired Right.  Participant acknowledges and agrees that:

(a)The Plan is established voluntarily by the Company, the grant of options under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time.  All decisions with respect to future option grants, if any, will be at the sole discretion of the Committee.

(b)This Option (and any similar awards the Company may in the future grant to Participant, even if such awards are made repeatedly or regularly, and regardless of their amount), and Shares acquired under the Plan (A) are wholly discretionary and occasional, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between Participant and the Company or any Affiliate; (B) do not create any contractual entitlement to receive future awards or benefits in lieu thereof and are not intended to replace any pension rights or compensation; and (C) do not form part of normal or expected salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, payment in lieu of notice, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, welfare benefits or similar payments, except as otherwise required by the applicable law of any governmental entity to whose jurisdiction the award is subject.

(c)This Option and the Shares acquired under the Plan are not intended to replace any pension rights or compensation.

(d)Participant is voluntarily participating in the Plan.

(e)In the event that Participant’s employer is not the Company, the grant of this Option and any similar awards the Company may grant in the future to Participant will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of this Option and any similar awards the Company may grant in the future to Participant will not be interpreted to form an employment contract with Participant’s employer or any Affiliate.

(f)The future value of the underlying Shares is unknown and cannot be predicted with certainty.  If the Option Shares do not increase in value, the Option will have no value.  If Participant exercises this Option and acquires Shares, the value of the acquired Shares may increase or decrease, including below the purchase price of the Shares.  The Company and its Affiliate are not responsible for any foreign exchange fluctuations between the United States Dollar and Participant’s local currency that may affect the value of this Option or the Shares.

(g)Participant shall have no rights, claim or entitlement to compensation or damages as a result of Participant’s cessation of employment for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from Participant’s ceasing to have rights under or be entitled to exercise this Option as a result of such cessation or loss or diminution in value of the Option or any of the Shares purchased through exercise of the option as a result of such cessation, and Participant irrevocably releases his or her employer, the Company and its Affiliates, as applicable, from any such rights, entitlement or claim that may arise.  If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such rights or claim.

2.Data Protection.

(a)In order to facilitate Participant’s participation in the Plan and the administration of the Option, it will be necessary for contractual and legal purposes for the Company (or its Affiliates or payroll administrators) to collect, hold and process certain personal information about Participant (including, without limitation, Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Option and other options awarded, cancelled, exercised, vested, unvested or outstanding and Shares held by Participant).  Participant consents explicitly and unambiguously to the Company (or its Affiliates or payroll administrators) collecting, holding and processing Participant’s personal data and transferring this data (in electronic or other form) by and among, as applicable, Participant’s employer, the Company and its Affiliates and other third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Option.  Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Option.  Participant understands that the data will be transferred to E*TRADE, or such other broker or third party as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the recipient’s country may have a lower standard of data privacy laws and protections than Participant’s country.

(b)The Data Recipients will treat Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Option and will take reasonable measures to keep Participant’s personal data private, confidential, accurate and current.  Participant understands that the data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.

(c)Participant understands that Participant may, at any time, make a request to view his or her personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company and that these rights are subject to legal restrictions but acknowledges that without the use of such data it may not be practicable for the Company to administer Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Participant and may result in the possible exclusion of Participant from continued participation with respect to this Option or any future awards under the Plan.

ADDENDUM B to THE sHARE OPTION AGREEMENT

country-specific terms AND CONDITIONS

These Country-Specific Terms and Conditions include additional terms and conditions that govern the Share Option granted to Participant under the Plan if Participant resides or works in one of the countries listed below.  Capitalized terms used but not defined in these Country-Specific Terms and Conditions are defined in the Plan or the Agreement and have the meanings set forth therein.

CANADA

Award Payable Only in Shares.  Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide Participant any right to receive a cash payment and the Award may be settled only in Shares.

Prospectus Exemption. For the purposes of compliance with National Instrument 45-106 - Prospectus Exemptions (and in Québec, Regulation 45-106 respecting Prospectus exemptions, collectively, “45-106”), the prospectus requirement does not apply to a distribution by an issuer in a security of its own issue with an employee, executive officer, director or consultant of the issuer or a related entity of the issuer, provided the distribution is voluntary.

Resale Restrictions. Shares acquired under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. Notwithstanding any other provision of the Plan to the contrary, any transfer or resale of any Shares acquired by  Participant pursuant to the Plan must be in accordance with the resale rules under (a) Ontario Securities Commission Rule 72-503 Distributions Outside Canada if Participant is a resident in the Province of Ontario, or (c) National Instrument 45-102 - Resale of Securities (and in Québec, Regulation 45-102 respecting Resale of securities, collectively “45-102”) if Participant is a resident in the Provinces of British Columbia or Québec.

In Ontario, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Award provided the conditions set forth in section 2.8 of 72-503 are satisfied.  In British Columbia and Québec, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Award provided the conditions set forth in section 2.14 of 45-102 are satisfied.

Participant should consult his or her advisor prior to any resale of Shares.

Additional Provisions Applicable to Participants Resident in Quebec.

Data Protection:  The following provision supplements the Data Protection section of Addendum A:  Participant hereby authorizes the Company and the Company's representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  Participant further authorizes the Company and the Board or Committee, to disclose and discuss the Plan with their advisors.  Participant further authorizes the Company to record such information and to keep such information in Participant's employee file.

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à la présente convention.